UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of report (Date of earliest event reported): March 7, 2019
Horizon Global Corporation (Exact Name of Registrant as Specified in Charter)

Delaware	001-37427	47-3574483
_____________________ (State or Other Jurisdiction	_____________ (Commission	______________ (IRS Employer
of Incorporation)	File Number)	Identification No.)

2600 West Big Beaver Road, Suite 555, Troy, Michigan _____________________		48084 ___________ (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:	(248) 593-8820 _____________

Not Applicable
________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 1.01     Entry into a Material Definitive Agreement.
As previously disclosed, on February 20, 2019, Horizon Global Corporation (the “Company”) entered into a Credit Agreement (the “Senior Term Loan Agreement”) with Cortland Capital Markets Services LLC, as administrative agent and collateral agent, and the lenders party thereto, which provided for a term loan facility in the aggregate principal amount of $10,000,000. Borrowings under the Senior Term Loan Agreement had been scheduled to mature on March 7, 2019. On March 7, 2019, the Company entered into an amendment to the Senior Term Loan Agreement with the administrative agent and the lenders party thereto to extend the maturity of the Senior Term Loan Agreement to March 14, 2019.

Item 8.01	Other Events.
As previously disclosed, the Company does not expect to be in compliance with the net leverage ratio covenant in the Term Loan Credit Agreement, dated as of June 30, 2015, as amended (the “Term Loan Agreement”), among the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders party thereto, as of December 31, 2018, and the Company has been in active discussions with its lenders regarding amendments to the Term Loan Agreement. Additionally, the Company has been in discussions with its existing lenders and prospective lenders regarding additional financing to satisfy the requirement under the Senior Term Loan Agreement and to better position the Company to address the working capital needs for its 2019 summer selling season and provide additional operating flexibility. On March 8, 2019, the Company received a revised binding commitment from a third party (the “Proposed Lender”) to provide a second lien term facility in the aggregate principal amount of approximately $51,000,000 (the “Second Lien Term Facility”). The Proposed Lender holds a significant amount of the Company’s convertible notes and recently purchased a significant amount of the debt outstanding under the Term Loan Agreement. The Company would use borrowings under the proposed Second Lien Term Facility to, among other things, repay all amounts outstanding under the Senior Term Loan Agreement and for working capital purposes. Consummation of the Second Lien Term Facility or any other additional financing would be subject to the satisfaction or waiver of a number of conditions, including the agreement of the required lenders under each of the Term Loan Agreement and the Company’s revolving credit facility to provide amendments to, among other things, permit the incurrence of the debt under the Second Lien Term Facility and modify certain covenants. There can be no assurance that the Company will be able to successfully consummate the Second Lien Term Facility or any other additional financing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON GLOBAL CORPORATION

Date:	March 13, 2019	By:	/s/ Jay Goldbaum
		Name:	Jay Goldbaum
		Title:	General Counsel and Corporate Secretary